Exhibit 99.1
BankUnited, Inc. Reports 2Q 2026 Net Income of $71 million, $0.97 Diluted EPS
Strong Franchise Momentum Driven by Record Non-Interest-Bearing Deposits, Improved Credit Quality and Solid Fee Income Performance

Miami Lakes, Fla. — July 22, 2026 — BankUnited, Inc. (the “Company”) (NYSE: BKU) today announced financial results for the quarter ended June 30, 2026.

Chairman, President and Chief Executive Officer Rajinder Singh commented, "Our second quarter performance reflects continued progress in strengthening the franchise and enhancing the quality of our balance sheet. Record non-interest-bearing deposits, solid fee income performance, and improved credit quality highlight the meaningful progress we have made over the past year. We remain focused on disciplined execution, deepening customer relationships, and building a stronger, more resilient franchise that supports long-term shareholder value creation."

Second Quarter Financial Highlights

	Quarter Ended			Change From
($ in millions except per share data)	2Q26	1Q26	2Q25	1Q26	2Q25
Net income	$70.7	$61.9	$68.8	$8.8	$1.9
Diluted EPS	$0.97	$0.83	$0.91	$0.14	$0.06
PPNR[1]	$109.9	$106.3	$109.6	$3.6	$0.3
ROA[2]	0.81%	0.72%	0.78%	0.09%	0.03%
ROE[2]	9.3%	8.1%	9.4%	1.2%	(0.1)%
Net interest margin[2]	3.06%	2.99%	2.93%	0.07%	0.13%

Deposits	•Average Total Deposits (excluding brokered): Up $811 million from prior quarter and up $1.5 billion from a year ago.
• Non-Interest Demand Deposits (NIDDA):
◦Ending NIDDA up $991 million, or 11%, from prior quarter and $822 million, or 9%, from a year ago.
◦Average NIDDA up $564 million, or 7%, from prior quarter and $1 billion, or 13% from a year ago.
◦Represents 34.4% of total deposits, up from 31.8% a year ago. This represents the highest NIDDA balance and highest percentage of total deposits in the Company's history.
•Wholesale funding declined by $1.4 billion for both the prior quarter and from a year ago, reflecting continued balance-sheet repositioning. Brokered deposits represents 10.5% of total deposits.
Loans	•Average Core Loans increased $195 million, or 1%, from prior quarter and increased $643 million, or 4%, from a year ago.
•Total Average Loans were essentially flat vs both prior quarter and prior year, due to continued purposeful runoff in non-core loans.
Credit	•NPLs down $51 million, or 19%, from the prior quarter and $152 million, or 40%, from a year ago.
•ACL to NPLs coverage ratio increased to 97.14% from 75.90% in the prior quarter.
•Criticized and classified loans modestly increased $7 million, or 1%, and were down $170 million, or 14%, from a year ago.
Share Repurchases	•Approximately 1.1 million shares repurchased in Q2 for an aggregate of $50.1 million.
(1) Represents a non-GAAP measure. See "Non-GAAP Financial Measures" section for a reconciliation of non-GAAP financial measures to GAAP financial measures.
(2) Annualized for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025.

Notable items that impacted results:
The following table presents notable items, on a pre-tax basis, that impacted results for the periods presented (in thousands):

	Quarter Ended
	2Q26	1Q26	2Q25
Compensation-related items	$—	$(5,358)	$—
Release of FDIC Special Assessment accrual	—	6,669	—
	$—	$1,311	$—

Net Interest Income & Margin

Net Interest Income		Net Interest Margin (NIM)
▲$6.3 million or 3% from prior quarter	▲ $9.2 million or 4% from 2Q 2025	▲ 7 bps from prior quarter	▲ 13 bps from 2Q 2025
Net interest income and margin increased from the prior quarter due to the following factors:
•Impact of the growth in NIDDA balances and reduced use of brokered deposits. Deposit pricing continued to improve, contributing to lower funding costs; average cost of deposits declined to 2.05% from 2.12% from the prior quarter.
•The tax equivalent yield on investment securities increased reflecting the benefit of securities purchased during the first quarter as periods of market volatility and spread widening created attractive investment opportunities.
Net interest income and margin also increased from the same quarter of the prior year due to the following factors:
•Average NIDDA grew by $1 billion while average interest bearing liabilities declined by $1.1 billion.
•Partially offset by the decrease of tax equivalent yields on investment securities and loans as variable rate assets repriced faster than continued improvement in funding cost and funding mix dynamics due to lower SOFR/Fed funds basis.

Non-Interest Income and Non-Interest Expense
The following table summarizes non-interest income and non-interest expense for the periods presented (in millions):

	Three Months Ended
	2Q26	1Q26	2Q25
Non-interest income	$29.2	$24.7	$27.8
Non-interest expense	$174.6	$167.4	$164.3
•Non-interest income increased from prior quarter, primarily reflecting higher capital markets revenue.
•Non-interest income increased compared to a year ago, primarily as a result of increase in deposit service charges and fees.
•Non-interest expense increased from prior quarter, after adjusting for the notable items summarized above, due to higher deposit-related costs, a loss associated with a single real estate owned asset disposition of $1.1 million, and elevated operational losses of $1.3 million.
•Non-interest expense increased compared to a year ago, primarily due to higher employee compensation and benefits.

Loans
•Average CRE loans increased by $147 million, or 2%, from prior quarter and increased by $630 million, or 10%, from a year ago.
•Average C&I loans were essentially flat from the prior quarter and from a year ago, largely due to strategic exits.
•Average MWL (Mortgage Warehouse Lending) loans up $82 million, or 13% from prior quarter and $115 million, or 19% from a year ago.
•Average Residential loan balances declined $174 million, or 3% from the prior quarter and $627 million, or 8% from a year ago; consistent with our balance sheet repositioning strategy.
Loan portfolio composition at the periods indicated are as follows (dollars in thousands):

	2Q26		1Q26		2Q25
	Amortized Cost	Average Balance	Amortized Cost	Average Balance	Amortized Cost	Average Balance
Core loan segments:
CRE [1]	$7,006,901	$6,938,213	$6,886,411	$6,790,769	$6,473,465	$6,308,051

C&I 2	8,681,166	8,706,525	8,885,932	8,752,335	8,685,815	8,744,513

MWL	876,771	730,841	805,037	649,160	626,589	616,129

Municipal Finance	636,945	630,329	616,486	618,192	694,639	694,657

Total core loans	17,201,783	17,005,908	17,193,866	16,810,456	16,480,508	16,363,350

Other	71,740	78,929	84,709	95,725	149,022	156,663

Residential	6,655,550	6,754,430	6,856,354	6,928,828	7,303,997	7,380,985

Total loans	$23,929,073	$23,839,267	$24,134,929	$23,835,009	$23,933,527	$23,900,998
Deposits
Deposit portfolio composition at the periods indicated are as follows (dollars in thousands):

	2Q26		1Q26		2Q25
	Ending Balance	Average Balance	Ending Balance	Average Balance	Ending Balance	Average Balance

Non-Interest Bearing Demand	$9,934,638	$9,027,557	$8,943,844	$8,463,491	$9,112,888	$7,993,915

Interest Bearing Demand	6,619,044	6,365,179	6,449,405	6,033,099	5,583,663	5,407,538

Savings and Money Market	9,958,785	10,083,767	9,939,985	10,245,692	10,171,156	10,355,700

Time	2,368,781	3,251,965	4,026,866	3,751,256	3,778,234	3,919,526

Total deposits	$28,881,248	$28,728,468	$29,360,100	$28,493,538	$28,645,941	$27,676,679
(1) Commercial real estate loans, including non-owner occupied commercial real estate and construction and land.
(2) Commercial and industrial loans, including owner-occupied commercial real estate.

Credit
Credit Quality
Credit quality metrics remained strong during Q2, as non-performing loans declined and criticized and classified loans modestly increased from the prior quarter.
•Non-Performing Loans: Down $51 million, or 19%, from prior quarter and down $152 million, or 40%, from a year ago.
•NPA Ratio: 0.66%, including 0.09% related to guaranteed portion of SBA loans, down from 0.79%, including 0.10% related to SBA, in prior quarter.
•Criticized and Classified Loans: Increased $7 million from prior quarter, reflecting continued portfolio monitoring, and down $170 million from a year ago.
•Net Charge-offs: Net Charge-offs for the quarter (annualized) was 0.11%, down 0.50% from prior quarter and 0.10% from a year ago.
The following table provides a breakdown of criticized and classified loans for the periods indicated (in thousands):

	2Q26		1Q26		2Q25
	CRE	Total Commercial	CRE	Total Commercial	CRE	Total Commercial
Special mention	$33,868	$175,198	$67,396	$177,859	$88,959	$130,879
Substandard - accruing	411,167	686,274	418,033	622,436	520,955	745,811
Substandard - non-accruing	36,255	156,208	74,584	211,293	152,634	317,958
Doubtful	—	41,682	903	40,758	—	34,639
Total	$481,290	$1,059,362	$560,916	$1,052,346	$762,548	$1,229,287
Allowance & Provision
Allowance levels and coverage remained appropriate during the periods presented, with changes reflecting lower net charge-offs, higher specific reserves, and improved asset quality. The following tables summarize the ACL, key coverage metrics, and changes across the periods presented (dollars in thousands):

	ACL	ACL to Total Loans	Commercial ACL to Commercial Loans[1]	ACL to Non-Performing Loans	Net Charge-offs to Average Loans[2]
2Q26	$217,516	0.91%	1.30%	97.14%	0.11%
1Q26	$208,790	0.87%	1.25%	75.90%	0.61%
2Q25	$222,730	0.93%	1.36%	59.18%	0.21%

	Three Months Ended
	2Q26	1Q26	2Q25
Beginning balance	$208,790	$219,825	$219,747
Provision	15,098	25,103	15,694
Net charge-offs	(6,372)	(36,138)	(12,711)
Ending balance	$217,516	$208,790	$222,730
•The ACL to total loans ratio increased to 0.91% from 0.87% in the prior quarter, while the ACL to non-performing loans coverage ratio increased to 97.14%, primarily reflecting lower non-performing loan balances.

(1) For purposes of this ratio, commercial loans includes the core C&I and CRE sub-segments as presented in the table above as well as franchise and equipment finance. Due to their unique risk profiles, MWL and municipal finance are excluded from this ratio.
(2) Annualized for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025.

Capital, Liquidity & shareholder returns

Strong capital levels provide ability to execute on growth initiatives while also returning capital to shareholders.
•CET1: 12.3%, up 10 bps from prior quarter and a year ago.
•Tangible Common Equity Ratio: 8.4%, up 10 bps from prior quarter and 30 bps from a year ago.
•Tangible Book Value per Share: $40.481, representing 6% year-over-year growth.
•AOCI declined by $13.9 million from prior quarter primarily due to an increase in unrealized losses on investment securities available for sale. Compared to a year ago, AOCI improved by $14.3 million, reflecting lower unrealized losses on investment securities available for sale.
Earnings Conference Call and Presentation
A conference call to discuss quarterly results will be held at 9:00 a.m. ET on Wednesday, July 22, 2026 with Chairman, President and Chief Executive Officer Rajinder P. Singh, Chief Financial Officer James G. Mackey and Chief Operating Officer Thomas M. Cornish.
The earnings release and slides with supplemental information relating to the release will be available on the Investor Relations page under About Us on www.bankunited.com prior to the call. Due to recent demand for conference call services, participants are encouraged to listen to the call via a live Internet webcast at https://ir.bankunited.com. To participate by telephone, participants will receive dial-in information and a unique PIN number upon completion of registration at https://dpregister.com/sreg/10209248/10404062ea0. For those unable to join the live event, an archived webcast will be available on the Investor Relations page at https://ir.bankunited.com approximately two hours following the live webcast.
About BankUnited, Inc.
BankUnited, Inc., with total assets of $34.9 billion at June 30, 2026, is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida, with operations in Florida, New York, Dallas, Atlanta, Morristown, New Jersey, and Charlotte, North Carolina. BankUnited provides a full range of consumer and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions, and offers certain commercial lending and deposit products through national platforms. For additional information, call (877) 779-2265 or visit www.BankUnited.com. BankUnited can be found on Facebook at facebook.com/BankUnited.official, LinkedIn@BankUnited and on X@BankUnited.
(1) Represents a non-GAAP measure. See "Non-GAAP Financial Measures" section for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance, dividend payments and stock repurchases. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitation) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by external circumstances outside the Company's direct control, such as (1) an inability to successfully execute our core business strategy; (2) adverse events or conditions impacting the financial services industry, (3) our ability to access capital, including the impact of our credit rating; (4) credit risk inherent in the business of making loans and embedded in our securities portfolio, including inadequate allowance for credit losses and real estate market conditions and valuations; (5) interest rate risk, (6) liquidity risks, (7) risks related to the regulation of our industry, (8) operational risk, including dependence on information technology and third party service providers and the risk of systems failures, interruptions or breaches of security or inability to keep pace with technological change; (9) reputational risk, (10) the impact of conditions in the financial markets and economic conditions generally; (11) ineffective risk management or internal controls; and (12) the selection and application of accounting policies and methods and related assumptions and estimates. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov).

Contact
BankUnited, Inc.
Investor Relations:
James G. Mackey, 305-231-6793
Source: BankUnited, Inc.

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except share and per share data)

	June 30, 2026	March 31, 2026	June 30, 2025
ASSETS
Cash and due from banks:
Non-interest bearing	$11,998	$13,336	$15,595
Interest bearing	355,875	371,605	785,699
Cash and cash equivalents	367,873	384,941	801,294
Investment securities	9,317,614	9,505,168	9,401,071
Non-marketable equity securities	144,652	149,590	174,234
Loans	23,929,073	24,134,929	23,933,527
Allowance for credit losses	(217,516)	(208,790)	(222,730)
Loans, net	23,711,557	23,926,139	23,710,797
Bank owned life insurance	315,848	314,165	294,855
Operating lease equipment, net	157,272	150,214	214,455
Goodwill	77,637	77,637	77,637
Other assets	789,789	850,759	785,364
Total assets	$34,882,242	$35,358,613	$35,459,707

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Demand deposits:
Non-interest bearing	$9,934,638	$8,943,844	$9,112,888
Interest bearing	6,619,044	6,449,405	5,583,663
Savings and money market	9,958,785	9,939,985	10,171,156
Time	2,368,781	4,026,866	3,778,234
Total deposits	28,881,248	29,360,100	28,645,941
Federal funds purchased	265,000	—	—
FHLB advances	1,630,000	1,755,000	2,255,000
Notes and other borrowings	318,936	319,340	708,937
Other liabilities	783,653	908,636	896,812
Total liabilities	31,878,837	32,343,076	32,506,690

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01 per share, 400,000,000 shares authorized; 72,276,530, 73,354,206 and 75,218,911 shares issued and outstanding	722	734	752
Paid-in capital	164,020	209,270	306,271
Retained earnings	3,055,604	3,008,613	2,877,237
Accumulated other comprehensive loss	(216,941)	(203,080)	(231,243)
Total stockholders' equity	3,003,405	3,015,537	2,953,017
Total liabilities and stockholders' equity	$34,882,242	$35,358,613	$35,459,707

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Interest income:
Loans	$312,991	$310,162	$328,090	$623,153	$649,474
Investment securities	107,603	106,230	117,346	213,833	231,215
Other	5,916	5,794	8,343	11,710	16,779
Total interest income	426,510	422,186	453,779	848,696	897,468
Interest expense:
Deposits	146,605	148,694	170,695	295,299	344,905
Borrowings	24,577	24,505	36,965	49,082	73,305
Total interest expense	171,182	173,199	207,660	344,381	418,210
Net interest income before provision for credit losses	255,328	248,987	246,119	504,315	479,258
Provision for credit losses	15,559	24,586	15,698	40,145	30,809
Net interest income after provision for credit losses	239,769	224,401	230,421	464,170	448,449
Non-interest income:
Deposit service charges and fees	6,310	6,219	5,323	12,529	10,558
Gain on investment securities, net	941	3,290	347	4,231	1,291
Lease financing	3,885	3,347	4,612	7,232	8,925
Capital markets income	8,081	3,684	7,123	11,765	12,021
Other non-interest income	10,022	8,160	10,405	18,182	17,285
Total non-interest income	29,239	24,700	27,810	53,939	50,080
Non-interest expense:
Employee compensation and benefits	89,432	96,689	83,153	186,121	165,899
Occupancy and equipment	11,192	11,002	10,945	22,194	22,288
Deposit insurance expense	5,334	(1,026)	6,976	4,308	14,203
Technology	22,910	22,415	23,492	45,325	46,272
Depreciation of operating lease equipment	3,169	3,366	3,869	6,535	7,878
Other non-interest expense	42,611	34,917	35,892	77,528	68,013
Total non-interest expense	174,648	167,363	164,327	342,011	324,553
Income before income taxes	94,360	81,738	93,904	176,098	173,976
Provision for income taxes	23,697	19,863	25,138	43,560	46,734
Net income	$70,663	$61,875	$68,766	$132,538	$127,242
Earnings per common share, basic	$0.97	$0.83	$0.91	$1.80	$1.70
Earnings per common share, diluted	$0.97	$0.83	$0.91	$1.79	$1.68

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Three Months Ended June 30,			Three Months Ended March 31,			Three Months Ended June 30,
	2026			2026			2025
	Average Balance	Interest [1]	Yield/ Rate [1,2]	Average Balance	Interest [1]	Yield/ Rate [1,2]	Average Balance	Interest [1]	Yield/ Rate [1,2]
Assets:
Interest earning assets:
Loans	$23,839,310	$315,747	5.31%	$23,835,417	$312,812	5.31%	$23,901,218	$330,805	5.55%
Investment securities[3]	9,381,602	108,693	4.64%	9,471,480	106,953	4.55%	9,352,504	118,046	5.06%
Other interest earning assets	682,205	5,916	3.48%	672,001	5,794	3.49%	807,721	8,343	4.14%
Total interest earning assets	33,903,117	430,356	5.09%	33,978,898	425,559	5.06%	34,061,443	457,194	5.38%
Allowance for credit losses	(213,533)			(218,808)			(227,191)
Non-interest earning assets	1,356,431			1,328,791			1,370,990
Total assets	$35,046,015			$35,088,881			$35,205,242
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$6,365,179	$45,432	2.87%	$6,033,099	$43,294	2.91%	$5,407,538	$45,689	3.39%
Savings and money market deposits	10,083,767	72,729	2.89%	10,245,692	73,278	2.90%	10,355,700	88,023	3.41%
Time deposits	3,251,965	28,444	3.51%	3,751,256	32,122	3.48%	3,919,526	36,983	3.79%
Total interest bearing deposits	19,700,911	146,605	2.99%	20,030,047	148,694	3.01%	19,682,764	170,695	3.48%
FHLB advances	2,028,901	18,991	3.75%	2,193,944	19,897	3.68%	2,941,264	27,828	3.79%
Notes and other borrowings	471,725	5,586	4.74%	366,487	4,608	5.03%	709,081	9,137	5.16%
Total interest bearing liabilities	22,201,537	171,182	3.10%	22,590,478	173,199	3.11%	23,333,109	207,660	3.57%
Non-interest bearing demand deposits	9,027,557			8,463,491			7,993,915
Other non-interest bearing liabilities	776,682			930,784			931,879
Total liabilities	32,005,776			31,984,753			32,258,903
Stockholders' equity	3,040,239			3,104,128			2,946,339
Total liabilities and stockholders' equity	$35,046,015			$35,088,881			$35,205,242
Net interest income		$259,174			$252,360			$249,534
Interest rate spread			1.99%			1.95%			1.81%
Net interest margin			3.06%			2.99%			2.93%

(1) On a tax-equivalent basis where applicable
(2) Annualized
(3) At fair value

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Six Months Ended June 30,
	2026			2025
	Average Balance	Interest (1)	Yield/ Rate (1) (2)	Average Balance	Interest (1)	Yield/ Rate (1) (2)
Assets:
Interest earning assets:
Loans	$23,837,373	$628,561	5.31%	$23,917,488	$654,918	5.51%
Investment securities (3)	9,426,293	215,644	4.59%	9,229,050	232,636	5.06%
Other interest earning assets	677,425	11,710	3.49%	801,797	16,779	4.22%
Total interest earning assets	33,941,091	855,915	5.07%	33,948,335	904,333	5.36%
Allowance for credit losses	(216,156)			(227,672)
Non-interest earning assets	1,342,393			1,370,321
Total assets	$35,067,328			$35,090,984
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$6,200,056	$88,726	2.89%	$5,111,328	$85,582	3.37%
Savings and money market deposits	10,164,282	146,007	2.89%	10,593,396	179,802	3.42%
Time deposits	3,500,231	60,566	3.49%	4,122,014	79,521	3.89%
Total interest bearing deposits	19,864,569	295,299	3.00%	19,826,738	344,905	3.50%
FHLB advances	2,110,967	38,889	3.72%	2,966,188	55,034	3.74%
Notes and other borrowings	419,396	10,193	4.86%	709,059	18,271	5.16%
Total interest bearing liabilities	22,394,932	344,381	3.10%	23,501,985	418,210	3.58%
Non-interest bearing demand deposits	8,747,082			7,705,120
Other non-interest bearing liabilities	853,307			968,195
Total liabilities	31,995,321			32,175,300
Stockholders' equity	3,072,007			2,915,684
Total liabilities and stockholders' equity	$35,067,328			$35,090,984
Net interest income		$511,534			$486,123
Interest rate spread			1.97%			1.78%
Net interest margin			3.03%			2.87%

(1)    On a tax-equivalent basis where applicable
(2) Annualized
(3)    At fair value

BANKUNITED, INC. AND SUBSIDIARIES
EARNINGS PER COMMON SHARE
(In thousands except share and per share amounts)

	Three Months Ended			Six Months Ended
c	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Basic earnings per common share:
Numerator:
Net income	$70,663	$61,875	$68,766	$132,538	$127,242
Distributed and undistributed earnings allocated to participating securities	(1,094)	(911)	(979)	(2,000)	(1,799)
Income allocated to common stockholders for basic earnings per common share	$69,569	$60,964	$67,787	$130,538	$125,443
Denominator:
Weighted average common shares outstanding	72,630,405	74,518,354	75,222,756	73,569,419	75,071,593
Less average unvested stock awards	(1,180,777)	(1,138,483)	(1,124,872)	(1,159,749)	(1,113,205)
Weighted average shares for basic earnings per common share	71,449,628	73,379,871	74,097,884	72,409,670	73,958,388
Basic earnings per common share	$0.97	$0.83	$0.91	$1.80	$1.70
Diluted earnings per common share:
Numerator:
Income allocated to common stockholders for basic earnings per common share	$69,569	$60,964	$67,787	$130,538	$125,443
Adjustment for earnings reallocated from participating securities	4	4	5	8	9
Income used in calculating diluted earnings per common share	$69,573	$60,968	$67,792	$130,546	$125,452
Denominator:
Weighted average shares for basic earnings per common share	71,449,628	73,379,871	74,097,884	72,409,670	73,958,388
Dilutive effect of certain share-based awards	342,179	511,677	523,812	426,460	543,043
Weighted average shares for diluted earnings per common share	71,791,807	73,891,548	74,621,696	72,836,130	74,501,431
Diluted earnings per common share	$0.97	$0.83	$0.91	$1.79	$1.68

BANKUNITED, INC. AND SUBSIDIARIES
SELECTED RATIOS

	At or for the Three Months Ended			At or for the Years Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Financial ratios [1]
Return on average assets	0.81%	0.72%	0.78%	0.76%	0.73%
Return on average stockholders’ equity	9.3%	8.1%	9.4%	8.7%	8.8%
Net interest margin [2]	3.06%	2.99%	2.93%	3.03%	2.87%
Loans to deposits	82.9%	82.3%	83.6%	82.9%	83.6%
Tangible book value per common share	$40.48	$40.05	$38.23	$40.48	$38.23

	June 30, 2026	March 31, 2026	June 30, 2025
Asset quality ratios
Non-performing loans to total loans [3,4]	0.94%	1.14%	1.57%
Non-performing assets to total assets [4,5]	0.66%	0.79%	1.08%
ACL to total loans	0.91%	0.87%	0.93%
Commercial ACL to commercial loans [6]	1.30%	1.25%	1.36%
ACL to non-performing loans [3,4]	97.14%	75.90%	59.18%
Net charge-offs to average loans [7]	0.11%	0.61%	0.21%

	June 30, 2026		March 31, 2026		June 30, 2025		Required to be Considered Well Capitalized
	BankUnited, Inc.	BankUnited, N.A.	BankUnited, Inc.	BankUnited, N.A.	BankUnited, Inc.	BankUnited, N.A.
Capital ratios
Tier 1 leverage	8.9%	9.4%	8.9%	9.4%	8.8%	9.3%	5.0%
Common Equity Tier 1 ("CET1") risk-based capital	12.3%	13.0%	12.2%	12.9%	12.2%	13.0%	6.5%
Total risk-based capital	13.9%	13.9%	14.0%	13.7%	14.3%	13.9%	10.0%
Tangible Common Equity/Tangible Assets	8.4%	N/A	8.3%	N/A	8.1%	N/A	N/A
(1) Annualized for the three month periods as applicable.
(2) On a tax-equivalent basis.
(3) We define non-performing loans to include non-accrual loans and loans other than purchased credit deteriorated and government insured residential loans that are past due 90 days or more and still accruing. Contractually delinquent purchased credit deteriorated and government insured residential loans on which interest continues to be accrued are excluded from non-performing loans.
(4) Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $31.8 million or 0.13% of total loans and 0.09% of total assets at June 30, 2026, $33.8 million or 0.14% of total loans and 0.10% of total assets at March 31, 2026, and $35.9 million or 0.15% of total loans and 0.10% of total assets at June 30, 2025.
(5) Non-performing assets include non-performing loans, OREO and other repossessed assets.
(6) For purposes of this ratio, commercial loans includes the C&I and CRE sub-segments, as well as franchise and equipment finance. Due to their unique risk profiles, MWL and municipal finance are excluded from this ratio.
(7) Annualized for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025.

Non-GAAP Financial Measures
Tangible book value per common share is a non-GAAP financial measure. Management believes this measure is relevant to understanding the capital position and performance of the Company. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions as it is a metric commonly used in the banking industry.
PPNR is a non-GAAP financial measure. Management believes this measure is relevant to understanding the performance of the Company attributable to elements other than the provision for credit losses and the ability of the Company to generate earnings sufficient to cover estimated credit losses. This measure also provides a meaningful basis for comparison to other financial institutions since it is commonly employed and is a measure frequently cited by investors and analysts.
The following tables reconciles these non-GAAP financial measurements to the comparable GAAP financial measurements at the dates and for the periods indicated (in thousands except share and per share data):

	June 30, 2026	March 31, 2026	June 30, 2025
Total stockholders’ equity	$3,003,405	$3,015,537	$2,953,017
Less: goodwill and other intangible assets	77,637	77,637	77,637
Tangible stockholders’ equity	$2,925,768	$2,937,900	$2,875,380

Common shares issued and outstanding	72,276,530	73,354,206	75,218,911

Book value per common share	$41.55	$41.11	$39.26

Tangible book value per common share	$40.48	$40.05	$38.23

	Quarter Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Pre-Provision Net Revenue ("PPNR")
Income before income taxes	$94,360	$81,738	$93,904
Provision for credit losses	15,559	24,586	15,698
PPNR	$109,919	$106,324	$109,602